Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 9, 2025, is entered into by and among RaceTrac, Inc., a Georgia corporation (“Parent”), Hero Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Potbelly Corporation, a Delaware corporation (the “Company”), and one or more stockholders of the Company set forth on Schedule A hereto (each, a “Stockholder” and, if applicable, collectively, the “Stockholders”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A (all such shares of Company Common Stock set forth on Schedule A next to the Stockholder’s name, together with any shares of Company Common Stock that are hereafter issued to or otherwise directly or indirectly acquired by any Stockholder, including any shares of Company Common Stock issued upon the exercise or vesting of any of such Stockholder’s Owned Equity Awards, prior to the Termination Time (each, as defined below), being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the issued and outstanding shares of Company Common Stock, and, following completion of the Offer, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to the Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

Section 1.1 Agreement to Tender. Subject to the terms of this Agreement, each Stockholder hereby agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of any Liens, proxies, voting trusts or agreements, encumbrances or restrictions, except for Permitted Liens (as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than the later of (a) ten (10) Business Days after the later of (i) the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer or (ii) the date of delivery of the letter of transmittal with respect to the Offer or, with respect to shares held in “street name”, the date of delivery of materials from the applicable nominee or broker providing executable instructions regarding tendering into the Offer (but in any event prior to the expiration of the Offer) or (b) in the case of any shares of Company Common Stock acquired by such Stockholder following the date of this Agreement, as promptly as reasonably practicable after the acquisition of such shares, as the case may be (but, if such shares are acquired prior to the expiration of the Offer, in no event later than the expiration of the Offer)), each Stockholder shall deliver or cause to be delivered pursuant to the terms of the Offer (A) in the case of Subject Shares represented by a Certificate, a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, together with the Certificate(s) representing all such Subject Shares that are certificated, (B) in the case of Uncertificated Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered, including a reference to this Agreement, and requesting delivery of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) with respect to such Subject Shares, and (C) all other documents or instruments required by the terms of the Offer in order to effect the valid tender of such Stockholder’s Subject Shares in accordance with the terms of the Offer and the Merger Agreement. Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. As set forth in the Merger Agreement, if the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is terminated prior to the purchase of the Shares in the Offer, Parent or Merger Sub shall, and shall cause any depositary or paying agent acting on behalf of Parent and Merger Sub to, promptly return all tendered shares to such Stockholder.

Section 1.2 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent (if permitted at such time) of the stockholders of the Company, such Stockholder shall, in each case, to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent (if permitted at such time) with respect to, all of its Subject Shares (i) against any Acquisition Proposal (other than the Merger), (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer, the Merger or the other Transactions, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger); (y) a sale, lease, license or transfer of a material amount of assets of the Company or any reorganization, recapitalization or liquidation of the Company; or (z) any change in the present capitalization of the Company or any amendment or other change in the Company’s organizational documents. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Merger Sub as to such Stockholder on a several basis, that:

Section 2.1 Authorization; Binding Agreement. Each Stockholder has the requisite power and authority to execute, deliver and comply with his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid, legal and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions and except as the federal securities laws may require that a tender offer permit withdrawal.

Section 2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor performance by such Stockholder of its covenants and obligations herein will (a) violate, conflict with, or result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of his or her assets may be bound, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) result in the creation of any Lien (other than Permitted Liens) upon any Subject Shares of such Stockholder (other than one created by Parent or Merger Sub), or (d) violate or conflict with any Law or Order applicable to such Stockholder or by which any of its Subject Shares are bound (except as may be required by applicable federal or state securities laws), except as would not, in the case of each of clauses (a) through (d), reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to comply with such Stockholder’s obligations hereunder.

Section 2.3 Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will remain, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act), as is the case on the date hereof, of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for (a) any such Lien that may be imposed pursuant to (i) this Agreement or the Merger Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law (collectively, “Permitted Liens”). Other than any Company RSUs, Company PSUs and Company Options owned or held by such Stockholder (the “Owned Equity Awards”), the number of Subject Shares listed on Schedule A opposite such Stockholder’s name are the only equity interests or other securities in the Company beneficially owned or owned of record by such Stockholder as of the date hereof and, other than as listed on Schedule A and such Stockholder’s Owned Equity Awards, such Stockholder does not own any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any other securities of the Company.

Section 2.4 Voting Power. Such Stockholder has sole voting power with respect to all of such Stockholder’s Subject Shares, and sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided pursuant to this Agreement.

Section 2.5 Reliance. Such Stockholder has been represented by or had the opportunity to be represented by independent counsel of his or her own choosing and has had the right and opportunity to consult with his or her attorney, and to the extent, if any, that such Stockholder desired, such Stockholder availed himself or herself of such right and opportunity, and such Stockholder has had the opportunity to read this Agreement in its entirety and has executed this Agreement free from coercion, duress and undue influence. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of and compliance with this Agreement.

Section 2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any shares of Company Common Stock beneficially owned by such Stockholder) that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to comply with such Stockholder’s obligations hereunder.

Section 2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholders that:

Section 3.1 Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

Section 3.2 Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to execute, deliver and comply with its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by each Stockholder and the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the Termination Time:

Section 4.1 No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until the Termination Time, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Lien, other than Permitted Liens, on any of such Stockholder’s Subject Shares, (b) transfer, sell (including short sell), assign, hedge, pledge, grant an option or other a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein, (c) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, (f) take or permit any other action that would in any way restrict, limit, impede, delay or interfere with the compliance with such Stockholder’s obligations hereunder in any material respect, or have the effect of preventing or disabling such Stockholder from complying with any of its obligations under this Agreement or (g) agree or commit to take any of the actions referred to in the foregoing clauses (a) through (f). Any action taken in violation of the foregoing sentence shall be null and void ab initio. Each Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. Notwithstanding the foregoing, (x) any Stockholder that is an individual may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (iii) in connection with the tender of shares in the Offer as provided hereunder and under the Merger Agreement, (iv) to any custodian or nominee for the purpose of holding such Subject Shares for the account of such Stockholder, (v) with Parent’s prior written consent, (vi) to any charitable foundation or organization, including donor advised funds or (vii) by will or under the laws of intestacy upon the death of such Stockholder and (y) any Stockholder may Transfer Subject Shares to any Affiliate of such Stockholder; provided that in any such case, such Transfer shall be permitted only if such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Time. Each Stockholder agrees that it shall not, and shall cause each of its affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Each Stockholder shall notify Parent as promptly as reasonably practicable in writing of the number of any additional shares of Company Common Stock of which such Stockholder acquires record or beneficial ownership on or after the date hereof. For the avoidance of doubt, any purchase or repurchase by any Stockholder of Company Common Stock shall not constitute a Transfer for purposes of this Agreement.

Section 4.2 No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger.

Section 4.3 Documentation and Information. Such Stockholder (solely in its capacity as a stockholder of the Company) shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law. Such Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, including Schedule 14D-9, and any press release or other disclosure document that Parent, the Company or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any of the other Transactions, in each case regarding such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that Parent or the Company reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Such Stockholder agrees to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent it becomes aware that any such information shall have become false or misleading in any material respect.

Section 4.4 Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the shares of Company Common Stock affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities, and the term “Subject Shares” shall be deemed to refer to and include such securities.

Section 4.5 Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate as a plaintiff in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the acceptance of the Offer or the Merger) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder as a third party beneficiary under Section 9.6 of the Merger Agreement.

Section 4.6 No Solicitation. Each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives involved in the Transactions to, directly or indirectly: (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal by such Person (or inquiries, proposals or offers or other efforts that could reasonably be expected to lead to an Acquisition Proposal by such Person), in each case, other than informing such Persons of the existence of the provisions contained in this Section 4.6, (iv) approve, endorse or recommend an Acquisition Proposal, (v) enter into any Alternative Acquisition Agreement, or (vi) resolve, propose or agree to do any of the foregoing. Each Stockholder, solely in its capacity as a stockholder of the Company shall, and shall direct its Representatives involved in the Transactions to, immediately following the execution of this Agreement, cease and terminate any solicitations, discussions, communications or negotiations with any Person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal by such Person, in each case, that exists as of the date of this Agreement. Notwithstanding the foregoing, such Stockholder or its Representative may, solely in response to an inquiry or proposal that did not result from a material breach of this Section 4.6, inform a Person that has made or, to the Knowledge of the Stockholder or its Representative (as applicable), is considering making an Acquisition Proposal of the restrictions of this Section 4.6 and of the Merger Agreement. For the avoidance of doubt, the obligations in this Section 4.6 shall apply only in each Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company, as applicable.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received hereunder (a) upon receipt, if delivered personally, (b) four (4) Business Days after deposit in the mail, if sent by registered or certified mail, (c) one (1) Business Day after deposit, fees prepaid, with a reputable nationwide overnight courier service; (d) when delivered by e-mail, immediately upon delivery of such electronic mail; provided that the notice or other communication is sent (i) if to Parent or Merger Sub, to the address or e-mail address set forth in Section 9.2 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on Schedule A, or (iii) to such other address or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.

Section 5.2 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) a Company Board Recommendation Change or (d) any amendment or change to the Merger Agreement or the Offer that decreases the amount, or changes the form or terms, of consideration payable to all stockholders of the Company pursuant to the terms of the Merger Agreement (such time, the “Termination Time” and the period from the date hereof through the Termination Time being referred to as the “Agreement Period”). Upon the Termination Time, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any Willful Breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive the Termination Time.

Section 5.3 Amendments and Waivers. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Offer Acceptance Time by execution of an instrument in writing signed by or on behalf of each party hereto. At any time and from time to time prior to the Offer Acceptance Time, the parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, as applicable; (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other party or parties with any of the agreements or conditions contained herein applicable to such party (it being understood that Parent and Merger Sub shall be deemed to be a single party solely for purposes of this Section 5.3). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party and, for the avoidance of doubt, any waiver with respect to any obligation of a Stockholder shall require the written consent of Parent. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right.

Section 5.4 Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

Section 5.5 Entire Agreement; Assignment. This Agreement, together with Schedule A, the Merger Agreement and the other documents, agreements, and certificates by and among the Parties as contemplated by, referred to, and/or delivered pursuant to the Merger Agreement and this Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of the other parties.

Section 5.6 Enforcement of the Agreement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any other party did not perform any of the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement. Any and all remedies herein expressly conferred upon the parties will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

Section 5.7 Jurisdiction; Waiver of Jury Trial.

(a) Each party hereto hereby (i) expressly and irrevocably submits to the exclusive general and personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that such party shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such Stockholder shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that the Stockholder has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(B).

Section 5.8 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of Parent, Merger Sub, the Company or each Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 5.9 Descriptive Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

Section 5.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.11 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.12 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 5.13 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule, such reference is to a Schedule to this Agreement, as applicable, unless otherwise indicated. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” All references to time shall refer to New York City time unless otherwise specified. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person. The parties hereto agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 5.14 Further Assurances. Subject to the terms and conditions of this Agreement, upon the reasonable request of Parent or Merger Sub, each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to comply with its obligations under this Agreement.

Section 5.15 Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Without limiting Parent’s and Merger Sub’s rights under the Merger Agreement, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; provided that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

Section 5.16 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the Termination Time.

Section 5.17 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

Section 5.18 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Merger Sub agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement except to the extent that breach of such Stockholder’s obligations hereunder was also involved in such breach by the Company.

[Signature page follows.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

RACETRAC, INC.

By:	/s/ Natalie Bolch Morhous
Name:	Natalie Bolch Morhous
Title:	Chief Executive Officer

MERGER SUB:

HERO SUB INC.

By:	/s/ Natalie Bolch Morhous
Name:	Natalie Bolch Morhous
Title:	President

COMPANY:

POTBELLY CORPORATION

By:	/s/ Robert D. Wright
Name:	Robert D. Wright
Title:	President and Chief Executive Officer

STOCKHOLDERS:

By:	/s/ Robert D. Wright
Name:	Robert D. Wright

By:	/s/ Steven W. Cirulis
Name:	Steven W. Cirulis

By:	/s/ Adam Noyes
Name:	Adam Noyes

By:	/s/ David Daniels
Name:	David Daniels

By:	/s/ Adiya Dixon
Name:	Adiya Dixon

By:	/s/ Vann Avedisian
Name:	Vann Avedisian

By:	/s/ Joseph Boehm
Name:	Joseph Boehm

By:	/s/ Adrian Butler
Name:	Adrian Butler

By:	/s/ David Head
Name:	David Head

By:	/s/ David Near
Name:	David Near

By:	/s/ Dave Pearson
Name:	Dave Pearson

By:	/s/ Jill Sutton
Name:	Jill Sutton

By:	/s/ Patrick Walsh
Name:	Patrick Walsh

By:	/s/ Lynette McKee
Name:	Lynette McKee

By:	/s/ Jeffrey Douglas
Name:	Jeffrey Douglas